Exhibit 99.2

Rumble Completes Business Combination with CF Acquisition Corp. VI

Rumble Stock to Trade on the NASDAQ Stock Exchange Under the Symbol “RUM”

Rumble Retains Nearly All Cash in Trust Due to Total Redemptions of 0.1%

LONGBOAT KEY, FL and NEW YORK, NY – September 16, 2022 – Rumble Inc. (“Rumble”), the video-sharing platform, and CF Acquisition Corp. VI (Nasdaq: CFVI) today announced the completion of their previously announced business combination. The merger, which closed today, was approved at a special meeting of stockholders of CFVI on September 15, 2022. The combined company will operate as Rumble Inc. going forward and its common shares and warrants are expected to begin trading on the NASDAQ Stock Exchange under the ticker symbols “RUM” and “RUMBW” respectively, beginning on Monday, September 19, 2022.

The transaction provides Rumble with approximately $400 million in gross proceeds, including approximately $85 million of proceeds from a PIPE financing, $15 million from a Forward Purchase Investment, and approximately $300 million of cash held in a trust account. After payment of transaction expenses, the net proceeds will be used to attract new content creators to the Rumble and Locals platforms, continue to build out Rumble's independent infrastructure, expand Rumble's teams, begin robust marketing of the platform and services, finance future acquisitions, and for other general corporate purposes.

“Today marks an amazing milestone for our company, and one that I have been looking forward to for a long time,” said Chris Pavlovski, Founder and Chief Executive Officer of Rumble. “This transaction allows Rumble to fund a wide range of business initiatives, including the development of our independent infrastructure while we continue to add top creators to our platforms. I am extremely excited to report that despite current market conditions, we have retained nearly all the cash in trust, with nearly zero redemptions from CFVI shareholders. This is truly a vote of confidence in our mission and platform, and I look forward to further delivering for all our constituents going forward.

Lastly, I would like to thank Rumble’s employees who have worked tirelessly to get us where we are today. Congratulations to the entire Rumble team on this incredible achievement,” concluded Chris Pavlovski.

Howard Lutnick, Chairman and CEO of Cantor Fitzgerald and CFVI, stated, “With its massive growth in users and engagement, this is an exciting time for Rumble to become public. I am excited to see ‘RUM’ shares trading in the marketplace.”

Advisors

Cantor Fitzgerald acted as financial and capital markets advisor to CFVI. Hughes Hubbard & Reed LLP, Bennett Jones LLP, and Ellenoff Grossman & Schole LLP acted as legal advisors to CFVI.

Guggenheim Securities, LLC acted as the exclusive financial advisor to Rumble. Oppenheimer & Co. Inc. and D.A. Davidson & Co. acted as capital market advisors to Rumble. Willkie Farr & Gallagher LLP and DLA Piper Canada LLP acted as legal advisors to Rumble.

Cantor Fitzgerald and Guggenheim Securities, LLC served as placement agents for the PIPE financing.

About Rumble

Rumble is a high-growth neutral video platform that is creating the rails and independent infrastructure designed to be immune to cancel culture. Rumble’s mission is to restore the Internet to its roots by making it free and open once again. For more information, please visit investors.rumble.com.

About CF Acquisition Corp. VI

CFVI is a blank check company led by Chairman and Chief Executive Officer Howard W. Lutnick and sponsored by Cantor Fitzgerald.

About Cantor Fitzgerald

Cantor Fitzgerald, with over 12,000 employees, is a leading global financial services group at the forefront of financial and technological innovation and has been a proven and resilient leader for 77 years. Cantor Fitzgerald is a preeminent investment bank serving more than 5,000 institutional clients around the world, recognized for its strengths in fixed income and equity capital markets, investment banking, SPAC underwriting and PIPE placements, prime brokerage, and commercial real estate on its global distribution platform. Cantor Fitzgerald & Co. is one of 24 primary dealers transacting business with the Federal Reserve Bank of New York. For more information, please visit www.cantor.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding Rumble's and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intends", "may", "might", "plan", "possible", "potential", "predict", "project", "should", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to assumptions, risks and uncertainties. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Rumble. Many factors could cause actual future events to differ from the forward looking-statements in this press release, including but not limited, to failure to realize the anticipated benefits of the business combination; the risk that the business combination disrupts current plans and operations of Rumble; costs related to the business combination; the impact of competitors on Rumble’s current and future business; unanticipated costs; the ability to maintain the listing of Rumble’s stock on Nasdaq, changes in laws and regulations affecting Rumble's business, the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, risks related to Rumble's limited operating history, the rollout of Rumble’s business and the timing of expected business milestones, risks related to Rumble's potential inability to achieve or maintain profitability and generate cash, current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, and their impact on Rumble, its business and markets in which it operates, the ability of Rumble to retain existing content providers and users and attract new content providers and customers, the potential inability of Rumble to manage growth effectively, the enforceability of Rumble's intellectual property, including its patents and the potential infringement on the intellectual property rights of others, the potential for and impact of cyber related attacks, events or issues effecting Rumble, its business and operations, and the ability to recruit, train and retain qualified personnel. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the registration statement on Form S-4, which was filed by CFVI with the Securities and Exchange Commission (the “SEC”) on August 12, 2022, CFVI's Form 10-Q filed with the SEC on August 15, 2022 and other filings that CFVI and Rumble have filed or will file with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Rumble assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Rumble does not give any assurance that it will achieve its expectations.

For investor inquiries, please contact:
Shannon Devine
MZ Group, MZ North America
203-741-8811
rumble@mzgroup.us

For media inquiries, please contact:
Brian Doherty
CRC Advisors
703-731-8569